         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

      SEP 25 1995

No. 16545-95
/s/ Dean HELLER
DEAN HELLER SECRETARY OF STATE






                                                                     EXHIBIT 2.1


                            ARTICLE OF INCORPORATION

                                       OF

                                 PAGESTAR, INC.

         FIRST. The name of corporation is:

                                 PAGESTAR, INC.

         SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

         THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

   (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

   (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

     (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

     (D) Shall have power to sue and be sued in any court of law or equity.

     (E) Shall have power to make contracts.

     (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

     (G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

     (H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

     (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

     (J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

     (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

     (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

     (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

     (N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

     (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the assignment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

     (P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

     (Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

         FOURTH. That the total number of stock authorized that may be issued by the Corporation is ONE HUNDRED TWENTY MILLION (120,000,000) shares as follows:
ONE HUNDRED MILLION (100,000,000) shares of common stock @ $.001 par value and TWENTY MILLION (20,000,000) shares of preferred stock @ $.001 par value and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

         FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

     The name and post office address of the first board of Directors shall be one (1) in number and listed as follows:

          NAME                          POST OFFICE ADDRESS
          ----                          -------------------

       Cheryl Mall                      2533 North Carson Street
                                        Carson City, Nevada 89706

         SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.


         SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

                   NAME                           POST OFFICE ADDRESS
                   ----                           -------------------

               Cheryl Mall                        2533 North Carson Street
                                                  Carson City, Nevada 89706

         EIGHTH. the resident agent for this corporation shall be:

                           LAUGHLIN ASSOCIATES, INC.


The address of said agent, and, the registered or statutory address of this corporation in the state of Nevada, shall be:

                            2533 North Carson Street
                           Carson City, Nevada 89706

         NINTH. The corporation is to have perpetual existence.

         TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

         To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

     By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

         When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

         ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

         TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

         THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of September, 1995.


                                        /s/ Cheryl Mall
                                        -----------------------------------
                                        Cheryl Mall


STATE OF NEVADA  )
                 )  SS:
CARSON CITY      )

On this 25th day of September, 1995, in Carson City, Nevada, before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:

                                  Cheryl Mall

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that she executed the same.


                               MARK SHATAS             /s/ MARK SHATAS
     (NOTARY SEAL)        NOTARY PUBLIC - NEVADA       -------------------------
                               CARSON CITY                   Notary Public
                     My Appt. Expires March 12, 1996


I, Laughlin Associates, Inc. hereby accept as Resident Agent for the previously named Corporation.






9/25/95                                                          RECEIVED

                                                                SEP 25 1995
                            /s/ Cheryl Mall
-----------------------------------------------------        Secretary of State
Date                        Service Coordinator

                               ARTICLES OF MERGER

                                       OF
         FILED              WESTLAND RESOURCES, INC.
  IN THE OFFICE OF THE        (A UTAH CORPORATION)
SECRETARY OF STATE OF THE
    STATE OF NEVADA                   INTO

      OCT X4 1995                PAGESTAR, INC.
                             (A NEVADA CORPORATION)
No.    16545-95
    ----------------
    /s/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE

     The undersigned officers, vice-president and secretary of Westland Resources, Inc., a Utah corporation, and Pagestar, Inc., a Nevada corporation, hereby certify that the Plan and Agreement of Merger attached as Exhibit 1 hereto and hereby made a part hereof (hereinafter the "Plan") was approved by the board of directors of each corporation and by the shareholders of Westland Resources, Inc., a Utah corporation, at a special shareholders' meeting which was duly called and was held on September 26, 1995, after due notice had been given to the shareholders, and was approved by the sole shareholder of Pagestar, Inc., a Nevada corporation, by consent action.

     The number of shares outstanding of each class of each corporation which were entitled to vote on the Plan, and the number of shares of each class of each corporation consenting and not consenting to the Plan, is as follows:

                                                    Number of
                                                    Shares                    Number of Shares
                                Class               Outstanding         Consenting   Not Consenting
                                -----               -----------         ----------   --------------
Westland Resources, Inc.        common stock        4,806,350           4,425,000         -0-
(a Utah Corporation)            ($.001 par)

Pagestar, Inc.                  common stock        10                  10                -0-
(a Nevada Corporation)          ($.00 par)

     The number of votes cast for the Plan was sufficient for approval of the Plan.

     All of the presently outstanding shares of Pagestar, Inc., a Nevada corporation, are owned and held by Westland Resources, Inc., a Utah corporation.

     The effective date of the merger shall be as set forth in Article II of the Plan, which date complies with subsection 16-10a-1104 of the Utah Revised Business Corporation Act.

     The shareholders also voted upon and approved a one-for-five reverse stock split of the outstanding common shares of Westland.

     IN WITNESS WHEREOF, Westland Resources, Inc., a Utah corporation, and Pagestar, Inc., a Nevada corporation, have caused these Articles of Merger to be executed in their respective corporate names by their respective presidents and their respective secretaries this 26th day of September 1995.

Attest:                                      Westland Resources, Inc.
                                             A Utah Corporation


/s/ Carl T. Suter                            By  /s/ William Marshall
--------------------------                     --------------------------------
Carl T. Suter, Secretary                       William Marshall, Vice-President



Attest:                                      Pagestar, Inc.
                                             A Nevada Corporation




/s/ Ronald N. Vance                          By  /s/ Ronald N. Vance
--------------------------                     --------------------------------
Ronald N. Vance, Secretary                     Ronald N. Vance, President



State of Utah         )
                      ) ss.
County of Salt Lake   )



     On the 26th day of September 1995, personally appeared before me, the undersigned Notary Public, each of the foregoing individuals who acknowledged to me that each had executed the foregoing Articles of Merger in the capacity set forth above.


                                   /s/ Richard A. Lucas
                                   ------------------------------
                                   NOTARY PUBLIC
                                                          Notary Public
                                                         RICHARD A. LUCAS
                                                         6255 Canyon Cove Ct
                                                     Salt Lake City, Utah 84121
                                                       My Commission Expires
                                                            May 3, 1998
                                                           State of Utah

                                   EXHIBIT 1


                          PLAN AND AGREEMENT OF MERGER
                                       OF
                            WESTLAND RESOURCES, INC.
                              (A UTAH CORPORATION)
                                      INTO
                                 PAGESTAR, INC.
                             (A NEVADA CORPORATION)


     Plan and Agreement of Merger (hereinafter called "Agreement of Merger") dated this 26th day of September 1995, by and between Westland Resources, Inc., a corporation organized and existing under the laws of the state of Utah (hereinafter sometimes referred to as "Westland") and Pagestar, Inc., a corporation organized and existing under the laws of the state of Nevada (hereinafter sometimes referred to as "Pagestar"). These two parties are herein sometimes referred to collectively as the "merger corporations," witnesseth:

     WHEREAS, Pagestar is the wholly owned subsidiary of Westland;

     WHEREAS, Westland wishes to change the state of its domicile by merging into Pagestar; and

     WHEREAS, Section 78.461 of the NRS and Section 16-10a-1104 of the Utah Revised Business Corporation Act each authorize the merger of Westland and Pagestar;

     NOW, THEREFORE, the merging corporations have agreed, and do hereby agree, each with the other in consideration of the premises and the mutual agreements, provisions, covenants and grants herein contained and in accordance with the laws of the State of Nevada, and in accordance with the laws of the State of Utah, that Westland and Pagestar be merged into a single corporation and that Pagestar shall be the continuing and surviving corporation and do hereby agree upon and prescribe that the terms and conditions of the merger hereby agreed upon and the mode of carrying the same into effect and the manner of converting the presently outstanding shares of each of the merging corporations into the shares or Pagestar are and shall be hereinafter set forth:



                                   Article I
                                   ---------
                         Manner of Conversion of Shares

     1. The manner and basis of converting the shares of Westland into shares of Pagestar are as follows: at the effective time of the merger, each share of common stock of Westland shall thereupon be converted into one share of Pagestar. Each holder of outstanding common stock of Westland upon surrender to Pagestar of one or more certificates for such shares for cancellation shall be entitled to receive one or more certificates for the number of shares of common stock of Pagestar represented by the certificates of Westland so surrendered for cancellation by such holder. Until so surrendered, each such certificate representing outstanding shares of common stock of Westland shall represent the ownership of a like number of shares of Pagestar for all corporate and legal purposes.

     2. As of the effective time of the merger, all of the outstanding shares of common stock of Pagestar which shares are held by Westland, shall be redeemed by Pagestar for the sum of one dollar ($1) and such redeemed shares shall be cancelled and returned to the status of authorized and unissued shares. None of such redeemed shares shall be retained by Pagestar as treasury shares and such shares shall be reissued in accordance with paragraph 1 of this Article I.

                                   Article II
                                   ----------
                                 Effective Time

     The effective time of the merger shall be upon the issuance of the certificate of merger by the Division of Corporations of the State of Utah and filing the agreement of merger in accordance with Section 78.458 NRS with the Secretary of State of Nevada. Prior to said date, this plan and agreement of merger shall (1) have been submitted to and approved by the board of directors of each of the merging corporations; (2) have been approved by the stockholders of each of the merging corporations in accordance with law.

                                  Article III
                                  -----------
                                Effect of Merger

     When the merger shall have been effected:

     (a) The merging corporations shall be a single corporation known as Pagestar, Inc., a Nevada corporation.

     (b) The separate existence of Westland shall cease.

     (c) Pagestar shall have all rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under Nevada law.

     (d) Pagestar shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of a public as well as of a private nature of each of the merging corporations and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the merging corporations shall be taken and deemed to be transferred to and vested in Pagestar without further act or deed, and the title to any real estate or any interest therein vested in either of the merging corporations shall not revert or be in any way impaired by reason of the merger.

     (e) Pagestar shall thenceforth be responsible and liable for all the liabilities and obligations of each of the merging corporations and any claim existing or action or proceeding pending by or against either of the merging corporations may be prosecuted to judgment as if such merger had not taken place, or Pagestar may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either of the merging corporations shall be impaired by reason of the merger.

     (f) After the effective time of the merger, the earned surplus of Pagestar shall equal the aggregate of the earned surpluses of the merging corporations immediately prior to the effective time of the merger. The earned surplus determined as above provided shall continue to be available for payment of dividends by Pagestar.

     (g) The certificate of incorporation of Pagestar as in effect on the date of the merger provided for in this agreement of merger, shall continue in full force and effect as the certificate of incorporation of the corporation surviving this merger.

     (h) The by-laws of Pagestar as they shall exist on the effective date of this agreement of merger shall be and remain the by-laws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

     (i) The directors and offices of Pagestar shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

                                   Article IV
                                   ----------
             Service of Process; Rights of Dissenting Shareholders

     Pagestar hereby agrees that it may be served with possess in the State of Utah by any proceeding for enforcement of any obligation of Westland, and in any proceeding for the enforcement of the rights of a dissenting shareholder of Westland. Pagestar irrevocably appoints the director of the Division of Corporations and Commercial Code as its agent to accept service of process in any such proceeding. The address to which a copy of the process may be mailed is 57 West 200 South, Suite 310, Salt Lake City, Utah 84101. Pagestar will promptly pay to the dissenting shareholders of Westland the amount, if any, to which they shall be entitled under the provisions of the Utah Revised Business Corporation Act with respect to the rights of dissenting shareholders.

                                   Article V
                                   ---------
                                  Termination

     If, at any time prior to the effective date hereof, events or circumstances occur which in the opinion of a majority of the board of directors of either constituent corporation renders it inadvisable to consummate the merger, this Agreement of Merger shall not become effective even though previously adopted by the shareholders of the corporation as herein before provided. The filing of the merger documents shall conclusively establish that no action to terminate this plan has been taken by the board of directors of either corporation.

                                   Article VI
                                   ----------
                                   Amendment

     The board of directors of the constituent corporations may amend this Agreement of Merger at any time prior to the filing of the Agreement (or a certificate in lieu thereof) with the States of Utah and Nevada provided that an amendment made subsequent to the adoption of the Agreement of Merger by the stockholders of any constituent corporation shall not (1) alter or change the amount of any kind of shares, securities, cash, property and/or rights to be received in exchange for on conversion of all or any of the shares of any class or series thereof of such constituent corporation, except to correct manifest error as may be permitted by law; (2) alter or change any term of the Certificate of Incorporation of the surviving corporation to be effected by the merger; or (3) alter or change any of the other terms and conditions of the Agreement Merger if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation

     IN WITNESS WHEREOF, Pagestar, Inc., a Nevada corporation, has caused this Plan and Agreement of Merger to be signed by its president and its secretary in accordance with the requirements of Section 461 NRS and Westland Resources, Inc., a Utah corporation, has caused this Plan and Agreement of Merger to be signed by its president and its secretary in accordance with the requirements of
Section 16-10a-1104 of the Utah Revised Business Corporation Act all as of the day and year first above written.

Attest:                                 Westland Resources, Inc.
                                        A Utah Corporation



/s/ Carl T. Suter                       /s/ William Marshall
--------------------------              --------------------------------
Carl T. Suter, Secretary                William Marshall, Vice-President




Attest:                                 Pagestar, Inc.
                                        A Nevada Corporation




/s/ Ronald N. Vance                     By /s/ Ronald N. Vance
--------------------------                 ------------------------------
Ronald N. Vance, Secretary                 Ronald N. Vance, President

                               CERTIFICATE OF AMENDMENT
            FILED                         OF
     IN THE OFFICE OF THE     ARTICLES OF INCORPORATION
   SECRETARY OF STATE OF THE              OF
      STATE OF NEVADA               PAGESTAR, INC.

        APR 29 1997
   No.___________________
      /s/ DEAN HELLER

DEAN HELLER, SECRETARY OF STATE

     Pursuant to the provision of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

     1. They are President and Secretary, respectively, of PAGESTAR, INC., a Nevada corporation (the "Corporation").

     2. The Board of Directors of the Corporation by unanimous written consent dated April 25, 1997, duly adopted the following resolutions:

        RESOLVED, that the Board of Directors deems it to be in the best interests of the Corporation and its stockholders to change the name of the Corporation from "Pagestar, Inc." to "Satellite Control Technologies, Inc.", and that in order to accomplish this name change, Article FIRST of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

                  "FIRST. The name of the corporation is SATELLITE CONTROL TECHNOLOGIES, INC."

        RESOLVED FURTHER, that the appropriate officers of the Corporation are hereby authorized and directed to (i) submit the foregoing amendment for approval by a majority of the Corporation's stockholders in accordance with the provisions of Title 7, Chapter 78 of the Nevada Revised Statutes, (ii) execute a Certificate of Amendment of Articles of Incorporation ("Certificate") containing such amendment and submit it for filing with the Secretary of State of Nevada, and (iii) insert a copy of the Certificate as executed and filed in the Minute Book and see that a copy of the Certificate is kept at the principal office for the transaction of business of the Corporation in accordance with Section
        78.105 of the Nevada Revised Statutes.

     3. The total number of outstanding shares having voting power of the Corporation and the total number of votes entitled to be cast by the holders of all of the outstanding shares is 14,121,170.

     4. The holders of a majority of the total number of outstanding shares having voting power, to wit, 7,300,000 shares, dispensed with the holding of a meeting of stockholders and adopted to amendment herein certified by a consent in writing signed by all of them in accordance with the provisions of Nevada Revised Statutes, Title 7, Section 78.320.

     Dated: April 26, 1997              /s/ Steve Lipman
                                        ------------------------------------
                                        Steve Lipman, President


                                        /s/ Lawrence Hecox
                                        ------------------------------------
                                        Lawrence Hecox, Secretary



STATE OF CALIFORNIA    )
                       ) ss.
COUNTY OF LOS ANGELES  )

     On April 28, 1997, before me, Carl A. Levredge, a Notary Public, personally appeared Steve Lipman, (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person(s), or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                        /s/ Carl A. Levredge
                                        ------------------------------
                                        Notary's Signature

STATE OF CALIFORNIA    )
                       ) ss.                   (NOTARY STAMP)
COUNTY OF LOS ANGELES  )


     On April 26, 1997, before me, M__________ S_______ a Notary Public, personally appeared Lawrence Hecox, (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s), is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.


                                        /s/ M_________ S_________
                                        --------------------------------
                                        Notary's Signature


          (NOTARY STAMP)

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                     SATELLITE CONTROL TECHNOLOGIES, INC.



         Satellite Control Technologies, Inc., a Nevada corporation, by its President and Secretary, does hereby certify:

         That pursuant to the unanimous vote by written consent dated August 12, 1999, the Shareholders of this Corporation adopted the following amendment to the Articles of Incorporation, which shall now read as follows:


                                 ARTICLE FIRST
                                     NAME

         The name of the corporation is:

                                  SATX, INC.


         IN WITNESS WHEREOF, this Certificate of Amendment of Articles of Incorporation of Satellite Control Technologies, Inc. has been executed this 12th day of August, 1999.



                                             /s/ Merritt Jesson
                                             ---------------------------------
                                                 Merritt Jesson, President



                                             /s/ Khoren Shaginian
                                             ---------------------------------
                                                 Khoren Shaginian, Secretary



STATE OF FLORIDA         )
                         ) ss
COUNTY OF HILLSBOROUGH   )

         This instrument was acknowledged before me on the 12th day of August, 1999, by Merritt Jesson as President of Satellite Control Technologies, Inc.



                                             /s/ Dorothy K. Leonard
                                             ---------------------------------
                                             Notary Public

                                                          [SEAL}